GARY CHENG CPA LIMITED

Certified Public Accountants

Address: 12th Floor, Elite Centre, 22 Hung To Road, Kwun Tong, Kowloon, Hong Kong

Tel: (852) 2199 7656E-mail: info@garycheng.com

Fax: (852) 2199 7306Website: www.garycheng.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Annual Report on Form 10-K, as amended, of SecureTech Innovations, Inc. of our report dated March 24, 2026, except for the effects of the restatement discussed in Notes 2, 4, 6, 13, and 16 to the consolidated financial statements, as to which the date is September 21, 2026, relating to the consolidated financial statements of SecureTech Innovations, Inc. and its subsidiaries as of December 31, 2025, and for the year then ended. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the heading “Experts” in such Annual Report.

/s/ Gary Cheng CPA Limited

Gary Cheng CPA Limited

Hong Kong SAR

September 23, 2026